Exhibit 107
Calculation of Filing Fee Table
Form S-3
(Form Type)
Smart Sand, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (3)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.001 par value per share	415(a)(6)	(1)	(2)	$200,000,000	0.00014760	$29,520.00	S-3	333-221994	December 11, 2017
	Equity	Preferred Stock, $0.001 par value per share	415(a)(6)	(1)	(2)
	Debt	Debt Securities	415(a)(6)	(1)	(2)
Carry Forward Securities	Equity	Common Stock, $0.001 par value per share	415(a)(6)	8,158,754	$1.98(4)	$16,154,333	0.00014760	$2,384.38	S-3	333-221994	December 11, 2017
	Total Offering Amounts					$216,154,333		$31,904.38
	Total Fees Previously Paid							$43,760.00
	Total Fee Offsets							$31,904.38
	Net Fee Due							—

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(p)
Fee Offset Claims	Smart Sand, Inc.	Form S-3	333-221994	December 11, 2017	—	$31,904.38(5)	Equity	Common Stock	(5)	$216,154,333	—
Fee Offset Sources	Smart Sand, Inc.	Form S-3	333-221994	—	December 11, 2017	—	—	—	—	—	$31,904.38

(1)	There are being registered hereunder, an indeterminate number or amount, as the case may be, of common stock, preferred stock and debt securities as may be offered by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $200,000,000. The securities included hereunder also include an indeterminate number of securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange or pursuant to the anti-dilution provisions of any such securities.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities covered by this registration statement and is not specified as to each class of security pursuant to Instruction 2.A.ii.b to Item 16(b) of Form S-3 under the Securities Act.

(3)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, or the Securities Act, this registration statement covers any additional securities that may be offered or issued in connection with any stock splits, stock dividends or similar transactions.

(4)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, on the basis of the average of the high and low prices for a share of the registrant’s common stock as reported on The Nasdaq Capital Market on January 12, 2024, which date is a date within five business days prior to the filing of this registration statement.

(5)
On December 11, 2017, the registrant filed a Registration Statement on Form S-3 (File No. 333-221994), which became effective on January 8, 2018 (the “Prior Registration Statement). The Prior Registration Statement registered (i) up to $200,000,000 in aggregate principal amount of shares of common stock, preferred stock and debt securities for sale by the registrant and (ii) 19,078,415 shares of common stock held by selling stockholders named therein for resale by such selling stockholders, in each case, which were not sold pursuant to the Prior Registration Statement. Pursuant to Rule 457(p) of the Securities Act, the registrant hereby offsets $31,904.38 of the $43,760.00 registration fee previously paid in connection with such unsold securities, which will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of such unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.